TO BUSINESS AND TECHNOLOGY EDITORS:

Captaris Announces Preliminary Revenue Results for Third Quarter 2007

BELLEVUE, Wash., Oct. 11 /PRNewswire-FirstCall/ -- Captaris, Inc. (Nasdaq: CAPA), announced today that it expects to report revenue of approximately $23 million for the third quarter ending September 30, 2007. These estimates update earlier revenue estimates of $27 to $28 million for the third quarter announced on August 2, 2007. Captaris cited the economic weakness in the financial services sector and lower than expected performance from channel partners in North America as the principal factors for the revenue shortfall. The Company did not provide earnings per share guidance for the third quarter. Captaris expects to release its full financial results for the third quarter and hold its regularly scheduled quarterly conference call on November 1.

About Captaris, Inc.

Captaris, Inc. is a leading provider of software products that automate business processes, manage documents electronically and provide efficient information delivery. The products of Captaris and its subsidiary Castelle, including Captaris RightFax, Captaris Workflow, Captaris Alchemy and the Castelle FaxPress line of products, are distributed through a global network of leading technology partners. We have customers in financial services, healthcare, government and many other industries, and our products are installed in all of the Fortune 100 and many Global 2000 companies. Headquartered in Bellevue, Washington, Captaris was founded in 1982 and is publicly traded on the NASDAQ Global Market under the symbol CAPA. For more information please visit http://www.captaris.com.

The following are registered trademarks and trademarks of Captaris: Captaris, Alchemy, RightFax and Captaris Workflow. FaxPress is a trademark of Castelle. All other brand names and trademarks are the property of their respective owners.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our plan to repurchase shares under our stock repurchase plan. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Captaris' actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to maintain and expand Captaris' network of dealers and resellers or to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect Captaris' financial results is included in Captaris' quarterly reports on Form 10-Q filed in 2007, and most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Captaris undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

SOURCE Captaris, Inc.
-0- 10/11/2007
/CONTACT: Erika Simms, Treasury Analyst of Captaris, Inc.,
+1-425-638-4048, ErikaSimms@Captaris.com; or Todd Kehrli or Jim Byers, Investor Relations of MKR Group, Inc., +1-323-468-2300, capa@mkr-group.com, both for Captaris, Inc./
/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.captaris.com /
(CAPA)

CO: Captaris, Inc.
ST: Washington
IN: CPR STW
SU: CCA ERP